Exhibit 99.1

ENDO PHARMACEUTICALS HOLDINGS INC.

April 29, 2008
D. E. Shaw Valence Portfolios, L.L.C.
c/o D. E. Shaw & Co., L.P.
39th Floor, Tower 45
120 West 45th Street
New York, NY 10036
Ladies and Gentlemen:

This letter sets forth the agreement between Endo Pharmaceuticals Holdings Inc. (the “Company”), on the one hand, and D. E. Shaw Valence Portfolios, L.L.C., on behalf of itself and its respective affiliates that are or become members of a Section 13(d) group with respect to the shares of Common Stock of the Company (collectively the “D. E. Shaw Entities”), on the other hand, with respect to the matters set forth below.

1.           The D. E. Shaw Entities have identified an individual whom they have suggested be appointed as a new, “independent” director (the “New Director”) to the Company’s Board of Directors (the “Board”) and who is not employed by or affiliated with any of the D. E. Shaw Entities and who is “independent” under current NASDAQ Stock Market Rules.  The Nominating and Governance Committee of the Board (the “Committee”) shall, in accordance with the Committee’s regular procedures and guidelines, meet to review the qualifications of the New Director to serve as a member of the Board.  If the Committee determines that the New Director meets the qualifications to serve as a member of the Board, it shall recommend the New Director to the Board for appointment or for election at the 2008 annual meeting of stockholders (the “2008 Annual Meeting”).  The Board shall meet to consider the appointment or election of the New Director as promptly as practicable (but not later than the next regularly-scheduled Board Meeting) after such candidate’s qualifications have been reviewed and favorably recommended by the Committee. The Company shall notify the D. E. Shaw Entities as promptly as practicable if the Committee determines that the New Director does not meet the qualifications of the Board, and the D. E. Shaw Entities shall have the right to propose additional persons so qualified to be considered and appointed or elected as a New Director in accordance with the provisions hereof.  In the event that the New Director is recommended by the Committee and approved by the Board prior to the mailing of the Company’s definitive proxy statement for the 2008 Annual Meeting, such New Director shall be included in the Board’s slate of directors for election at the 2008 Annual Meeting.  In the event that the New Director is recommended by the Committee and approved by the Board following the mailing of the definitive proxy statement for the 2008 Annual Meeting, such New Director shall be appointed to the Board at the first regular meeting of the Board following the 2008 Annual Meeting.  The Company agrees that it will take all necessary action to increase the size of the Board, if necessary, in order to permit the election or appointment of the New Director.

2.           The D.E. Shaw Entities agree not to nominate directors for election or present new business at the 2008 Annual Meeting, including by providing any notice of such action under Article II, Section 3 or Article II, Section 10 of the Company’s By-laws.

3.           If the New Director leaves the Board (whether by resignation or otherwise) before the 2009 Annual Meeting, the D. E. Shaw Entities will be entitled to suggest to the Committee a replacement director who meets the Committee’s qualifications for serving as a member of the Board.  In the event the Committee does not favorably recommend to the Board a replacement director suggested by the D. E. Shaw Entities, the D. E. Shaw Entities will have the right to suggest an additional replacement director(s) for consideration by the Committee. After a favorable recommendation by the Committee and approval by the Board, the Board will appoint such replacement director to the Board as soon as practicable, but not later than the next regularly-scheduled meeting of the Board.

4.           The D.E. Shaw Entities further agree that they will not engage or in any way participate, directly or indirectly, in any solicitation of proxies with respect to the election of directors or any other matter to be voted on at the 2008 Annual Meeting.  The D.E. Shaw Entities further agree that they will not solicit, or in any way participate directly or indirectly in the solicitation of consents of, stockholders on any matter, including the removal or election of directors, prior to the 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”) and will not take any action, directly or indirectly, to convene, or participate with or encourage any other stockholder to convene a special meeting of the Company’s stockholders prior to the 2009 Annual Meeting or seek to advise, encourage or influence any person with respect to the voting of shares of the Company’s Common Stock.  In the event that the New Director is renominated to the Board in connection with the 2009 Annual Meeting (or in the event that no replacement director with similar qualifications as the New Director is suggested by the D.E. Shaw Entities after the New Director ceases to serve on the Board), the D.E. Shaw Entities agree (i) to withdraw any previously submitted notice of intention to nominate directors for election or notice of intention to present new business at the 2009 Annual Meeting, and (ii) not to engage or in any way participate, directly or indirectly, in any solicitation of proxies with respect to the election of directors or any other matter to be voted on at the 2009 Annual Meeting or seek to advise, encourage or influence any person with respect to the voting of shares of the Company’s Common Stock.

5.           The D. E. Shaw Entities agree to cause all shares of the Company’s Common Stock which they are entitled to vote at the 2008 Annual Meeting to be present, in person or by proxy, at the 2008 Annual Meeting and to vote all such shares of the Company’s Common Stock in favor of (i) the election of each of the nominees of the Board and (ii) the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance by 175 million shares (the “2008 Proposal”). In the event that the New Director is renominated to the Board in connection with the 2009 Annual Meeting, the D. E. Shaw Entities agree to cause all shares of the Company’s Common Stock which they are entitled to vote at the 2009 Annual Meeting to be present, in person or by proxy, at the 2009 Annual Meeting and to vote all such shares of the Company’s Common Stock in favor of the election of each of the nominees of the Board; provided, however, that nothing herein shall limit the ability of the D. E. Shaw Entities to vote their voting securities on any matter submitted to a vote of the stockholders of the Company or announce its opposition to any Board-approved proposals, other than (i) the election of directors at the 2008 Annual Meeting, (ii) the election of directors at the 2009 Annual Meeting, if applicable, and (iii) the 2008 Proposal.

6.           Notwithstanding the last sentence of paragraph 4 hereof or the last sentence of paragraph 5 hereof, the restrictions or proscriptions set forth in such sentences relating to the 2009 Annual Meeting shall not be applicable if either of the following events occur: (i) David Holveck shall cease to be the Chief Executive Officer of the Company or (ii) the Company receives an unsolicited bona fide offer (which offer is accompanied by evidence of fully committed financing from a nationally recognized financing source or is not subject to any financing condition) to acquire all of the outstanding shares of the Company’s Common Stock from a third party (the “Third Party”), which Third Party is not affiliated with any of the D. E. Shaw Entities and is not in any way acting as a “group” within the meaning of Rule 13d-5 or in concert with or participating with any of the D.E. Shaw Entities in connection with such offer, and the Third Party is soliciting proxies to elect one or more candidates to the Board at the 2009 Annual Meeting.  In addition, the restrictions or proscriptions set forth in the last sentence of paragraph 4 and the last sentence of paragraph 5 shall not be applicable if the volume weighted average closing price per share of the Company’s Common Stock as reported on NASDAQ does not equal or exceed the Minimum Trading Price (as defined below) (the “Minimum Trading Price”) during any consecutive 15 day trading period beginning January 1, 2009 and ending on the later of March 31, 2009 and the day that is three days before the deadline for timely notice (the “2009 Nomination Deadline”) provided in Article II, Section 10 of the Company’s By-laws (the “Trading Period”).  The Minimum Trading Price shall be $30 per share or such other price per share as may reflect appropriate adjustments in connection with stock splits, reverse stock splits, stock dividends or similar share adjustments for which the record dates occur at any time prior to the end of the Trading Period.  In the event that the D.E. Shaw Entities are not subject to the restrictions of the last sentence of paragraph 4 or the last sentence of paragraph 5, before making a determination to solicit proxies in connection with the 2009 Annual Meeting, the D.E. Shaw Entities agree to take into consideration the effect that negative general economic conditions beyond the Company’s control affecting the trading markets generally or the specialty pharmaceutical industry generally (including the effect of governmental regulation applicable to the pharmaceutical industry, such as the adoption of price controls) have had on the trading price of the Company’s Common Stock.  Notwithstanding the provisions of this paragraph, the D.E. Shaw Entities agree that they will not be entitled to solicit proxies in connection with the 2009 Annual Meeting if (i) the AMEX Pharmaceutical Index is down more than 10% based on the consecutive 10 day trading period beginning the date hereof and the consecutive 10 day trading period ending on the later of March 31, 2009 and the day that is three days before the 2009 Nomination Deadline and (ii) the share price of the Company’s Common Stock has outperformed such index by at least 15% based on the volume weighted average closing price per share of the Company’s Common Stock as reported on NASDAQ for the consecutive 10 day trading period beginning on the date hereof and the consecutive 10 day trading period ending on the later of March 31, 2009 and the day that is three days before the 2009 Nomination Deadline.

7.           For so long as the D.E. Shaw Entities beneficially own more that 5% of the Company’s outstanding common stock, but in no event later than December 31, 2010, the D. E. Shaw Entities agree that, notwithstanding any contrary provisions in the Company’s By-laws, if the D.E. Shaw Entities seek to undertake a consent solicitation or call a special meeting for purposes of soliciting proxies in connection with removing one or more directors from the Company’s Board of Directors without cause or proposing directors for election to the Company’s Board of Directors, then the D.E. Shaw Entities will provide the Company with notice of such intent not less than 45 days before any special meeting at which such matter is to be considered and no less than 45 days before written consents are solicited in connection with any such proposal.  To be valid, any such notice proposing directors for election to the Company’s Board of Directors shall include all information required to be included in an advance notice given pursuant to Article II, Section 10 of the Company’s By-laws.  The Company agrees that, during the period commencing on the date notice is received by the Company pursuant to this Section and ending on the date the consent solicitation is completed or the special meeting is held, whichever the case may be, it shall not amend its Amended and Restated Certificate of Incorporation or its By-laws, if such amendment would have the effect of enjoining, prohibiting or restricting in any material way the D.E. Shaw Entities from proceeding with its solicitation.

8.           Promptly following the execution of this letter agreement, the Company and the D. E. Shaw Entities shall jointly issue a mutually agreeable press release announcing the terms of this agreement, substantially in the form of Exhibit A hereto.  Except for such press release and the Company’s earnings press release, the relevant sections of which have been previously provided to the D.E. Shaw Entities, neither the Company nor the D. E. Shaw Entities shall issue any press release or otherwise make any other public announcement with respect to this letter agreement or the matters contemplated hereby, except as required by law.

9.           The Company and the D. E. Shaw Entities each acknowledge and agree that money damages would not be a sufficient remedy for any breach (or threatened breach) of this letter agreement by it and that, in the event of any breach or threatened breach hereof, the non-breaching party shall be entitled to seek injunctive and other equitable relief, without proof of actual damages, that the breaching party shall not plead in defense thereto that there would be an adequate remedy at law, and that the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party.  Such remedies shall not be the exclusive remedies for a breach of this letter agreement, but will be in addition to all other remedies available at law or in equity.

10.           This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of the conflicts of laws thereof.  The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and irrevocably and unconditionally waive any objection to the laying of venue of any action, suit, or proceeding arising out of this letter agreement in the courts of the State of Delaware or the United States of America located in Delaware, and further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum. This letter agreement constitutes the entire agreement among the parties with respect to the subject matter hereof.  This letter agreement shall inure to the benefit of the parties hereto and their respective successors and assigns.

11.           This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement.  One or more counterparts of this letter agreement may be delivered by telecopier or PDF electronic transmission, with the intention that they shall have the same effect as an original counterpart hereof.

Very truly yours,

ENDO PHARMACEUTICALS HOLDINGS INC.

By:	/s/ Roger H. Kimmel
	Name:	Roger H. Kimmel
	Title:	Chairman

Confirmed and Agreed to:

D. E. SHAW VALENCE PORTFOLIOS, L.L.C. (on behalf of itself and its affiliates that are members of the Section 13(d) Group with respect  to the Common Stock of the Company)

By:	/s/ James Mackey
	Name:	James Mackey
	Title:	Authorized Signatory

Dated:  April 29, 2008